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                                                           EXHIBIT NO. 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information, included in Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A, No. 33-7638) of MFS Series Trust I.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated October 11, 2005, with respect to the financial statements and financial highlights of MFS Value Fund, MFS Core Equity Fund, MFS Core Growth Fund, MFS Strategic Growth Fund, MFS New Discovery Fund, MFS Research International Fund and MFS Technology Fund (seven of the portfolios of MFS Series Trust I) included in the Annual Report to Shareholders for the fiscal year ended August 31, 2005.

                                                      ERNST & YOUNG LLP
                                                      -------------------------
                                                      Ernst & Young LLP

Boston, Massachusetts
December 27, 2005